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                                                                    EXHIBIT 99.1


                        [FEDERAL SCREW WORKS LETTERHEAD]

NEWS RELEASE


         St. Clair Shores, MI - February 28, 2005 - Federal Screw Works (NASDAQ:FSCR) announced today that it will file a Form 15 on March 2, 2005 with the Securities and Exchange Commission providing notice of the termination of registration of its common stock under the Securities Exchange Act of 1934. The Company is eligible to deregister its common stock because it has fewer than 300 shareholders of record. As a result of this filing, the Company's obligation to file certain reports and forms with the SEC, including Forms 10-K, 10-Q and 8-K, will be immediately suspended. The Company expects that the termination of its registered company status will be effective within 90 days of filing the Form 15.

         The Company also announced today that it provided notice to The NASDAQ Stock Market that it will be delisting its shares of common stock from the Nasdaq SmallCap Market, effective 4 p.m. on March 2, 2005. As a result of deregistration, the Company's common stock will no longer be eligible for listing on Nasdaq.

         The Federal Screw Works Board of Directors unanimously decided to deregister its securities after careful consideration of the advantages and disadvantages of continuing registration and the rising costs and demands on management time arising from compliance with SEC, Sarbanes-Oxley and Nasdaq requirements. The Board concluded from this review that the burdens associated with operating as a registered public company currently outweigh any advantages to the Company and its shareholders. Among the matters the Board considered were the following:

         o ongoing costs incurred by the Company in connection with preparing and filing periodic reports with the SEC;

         o significant additional costs incurred, and the expected substantial increase in future costs that will be required, to comply with the Sarbanes-Oxley Act of 2002 and related SEC and Nasdaq rules;

         o the benefits of allowing management to spend less time on securities law compliance, and more time to focus its resources on working towards the goal of enhancing shareholder value; and

         o the fact that the Company has not recently used its public stock for acquisitions or raised capital in the public marketplace, and does not currently have plans to do so.

         Although Federal Screw Works' shares no longer will be quoted on the Nasdaq SmallCap Market, it is expected that the Company's common stock will be quoted on the Pink Sheets. The Pink Sheets is a centralized quotation service that collects and publishes market maker quotes in




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real time primarily through its website, www.pinksheets.com, which provides stock and bond price quotes, financial news and information about securities traded.

         The Company plans to continue repurchasing its common stock pursuant to its previously authorized repurchase program. Under that program the Company is authorized to repurchase up to a total of 185,000 shares of the Company's outstanding common stock. As of February 25, 2005, the Company had purchased a total of 56,070 shares, leaving a maximum of 128,930 shares that may yet be purchased under the program. The Company has the authority to repurchase stock through the open market, block purchases, or in negotiated private transactions on an ongoing basis. The repurchases are subject to the availability of stock, general market conditions, the trading price of the stock, alternative uses for capital, and the Company's financial performance. The purchases are expected to be financed from cash generated from operations and additional borrowing capacity under the Company's Revolving Credit and Term Loan Agreement.

         Federal Screw Works will continue to hold annual stockholders meetings and intends to provide its stockholders with quarterly financial information and annual audited financial statements. Federal Screw Works also intends to update its stockholders with information about the Company through mailings or postings on the Company's website.

         This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words such as "believes", "expects", "anticipates", "guidance" and similar expressions are intended to identify forward-looking statements. These risks and uncertainties include, but are not limited to, those related to the Company's deregistration, delisting from the Nasdaq SmallCap Market, quotation on the Pink Sheets, and those risks and uncertainties described in the reports the Company has periodically filed with the U.S. Securities and Exchange Commission. Readers should note that these statements may be impacted by several factors, including national and local economic changes and changes in the economic conditions of the domestic auto manufacturing industry in general, as well as the Company's actual performance. Results may vary from those stated herein and the Company undertakes no obligation to update the information contained here.